CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports" and "General Information - Independent Auditors" and to the use of our report dated January 13, 2003, which is incorporated by reference in this Registration Statement (Form N-1A Nos. 33-45328 and 811-06554) of Alliance Americas Government Income Trust, Inc.




                                  ERNST & YOUNG LLP


New York, New York
February 21, 2003